UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                  June 27, 2000
                                (Date of earliest
                                 event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




          PENNSYLVANIA                1-1401              23-0970240
        (State or other                (SEC              (IRS Employer
        jurisdiction of             file number)         Identification
         incorporation)                                      Number)




          230l Market Street, Philadelphia, Pennsylvania      19101
              (Address of principal executive offices)      (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5.  Other Events.

This Form 8-K contains certain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934; these forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein may include factors that are beyond the companies' ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the Federal and State regulators. Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in the two companies' service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to time in the two companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


On June 27, 2000 the Company issued the following press release:

PECO ENERGY SHAREHOLDERS OVERWHELMINGLY
APPROVE MERGER WITH UNICOM CORPORATION

Philadelphia, Pa., June 27, 2000 -- Shareholders of PECO Energy Company today overwhelmingly approved the Company's proposed merger with Unicom Corporation of Chicago.

Shareholders cast 122,220,642 votes in favor of the merger, representing 97.5 percent of the votes cast on the merger.

Pending Unicom shareholder approval at their annual meeting tomorrow and further regulatory approvals, the merger of PECO Energy and Unicom will create a new holding company, to be called Exelon Corporation. It will be one of the largest electric utilities in the nation, with approximately 5 million customers, annual revenues in excess of $12 billion, and combined assets of approximately $36 billion.

The final shareholder tally followed a ringing endorsement of the benefits of the merger by Corbin A. McNeill, Jr., PECO Energy's chairman, president and chief executive officer. He said the merger will create a company well positioned for growth and with significant competitive advantages, including:

     *    The nation's largest low-cost nuclear fleet.
     *    A national power marketing portfolio.
     *    Power distribution systems in two major markets.
     * Increased energy delivery reliability and enhanced service for five million customers.
     *    A portfolio of unregulated enterprises with proven value.
     *    The financial scale and resources needed for future growth, and
     *    A management team driven by shareholder value.

"By combining our two companies," McNeill said, "we achieve enhanced competitive advantages in all three business segments - generation, energy delivery and enterprises - through size, geographic presence and savings estimated to be $100 million in the first year of operation, growing to $180 million by the third year."

He said the merger is anticipated to deliver 10 percent average annual growth in earnings per share, an immediate increase in earnings, and an annual dividend of $1.69 per share, representing a 69 percent increase over the current dividend.

Leading up to the merger, PECO Energy has performed very well, McNeill said, posting earnings in 1999 of $607 million, before extraordinary items, a 17 percent increase over 1998. In addition, the Company's stock price has increased 22 percent since January 1, 2000.

Pending an affirmative vote by Unicom shareholders and approvals from the Securities and Exchange Commission and the Nuclear Regulatory Commission, he said, "we will be able to close the merger and Exelon Corporation will be in business."

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       PECO ENERGY COMPANY


                                       /S/ Jean H. Gibson
                                       ---------------------------
                                       Vice President & Controller


June 27, 2000